UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
Delaware	001-31441	23-2872718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA 17055

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 972-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2012, the Boards of Directors (the “Boards”) of Select Medical Holdings Corporation, a Delaware corporation (“Holdings”), and Select Medical Corporation, a Delaware corporation (“Select”), appointed James J. Talalai, 50, as Executive Vice President and Chief Operating Officer of Holdings and Select. Patricia A. Rice will relinquish her title as Chief Operating Officer of Holdings and Select, but Mrs. Rice will remain as President.

Since February 2007, Mr. Talalai has served as Executive Vice President and Chief Information Officer of Holdings and Select. Mr. Talalai served in various leadership capacities within Select’s Information Services department, including serving as Senior Vice President and Chief Information Officer of Holdings and Select from August 2001 to February 2007. Before joining Holdings and Select in May 1997, Mr. Talalai was Director of Information Technology for Horizon/CMS Healthcare Corporation from 1995 to 1997.

Mr. Talalai will serve as Executive Vice President and Chief Operating Officer and receive a base salary of $500,000 per year. Mr. Talalai will continue to be eligible to participate in Holdings’ Executive Bonus Plan (the “Plan”). In connection with his appointment, Mr. Talalai was awarded 50,000 shares of restricted stock of Holdings under Holdings’ 2011 Equity Incentive Plan (the “Equity Plan”). Such shares will vest in full on December 15, 2014.

On December 15, 2011, the Compensation Committee approved an increase to the annual base salary for certain named executive officers. The annual base salary for each named executive officer, effective January 1, 2012, is listed below.

September 30,
Name of Executive	2012 Base Salary

Rocco A. Ortenzio	$950,000

Robert A. Ortenzio	$995,000

Patricia A. Rice	$900,000

David S. Chernow	$740,000

Martin F. Jackson	$600,000

Pursuant to the Plan, on December 15, 2011, the Compensation Committee of the Boards designated a percentage of each executive officer’s base salary as such executive officer’s “bonus opportunity” if target performance is achieved. For fiscal year 2012, the Compensation Committee established financial performance goals for Holdings based on earnings per share of Holdings’ common stock and return on stockholder equity of Holdings. Amounts actually paid under the Plan will depend upon the extent to which annual performance goals are achieved, as determined by the Compensation Committee. The maximum bonus that any executive officer may earn under the Plan cannot exceed 250% of such executive officer’s base salary in effect at the beginning of the applicable performance period.

The target bonus opportunity (as a percentage of base salary in effect on January 1, 2012) that may be earned if the performance goals are attained (but not exceeded) is set forth for each of the named executive officers in the table below.

September 30,
Name of Executive	2012 Target Bonus Opportunity

Rocco A. Ortenzio	80% of Base Salary

Robert A. Ortenzio	100% of Base Salary

Patricia A. Rice	80% of Base Salary

David S. Chernow	80% of Base Salary

Martin F. Jackson	80% of Base Salary

Bonuses earned for fiscal year 2012 will be paid in cash to those participants who remain employed until the date of payment, following the Compensation Committee’s certification of the extent to which the performance goals were achieved for the fiscal year. A sliding scale will be used for calculating bonus earned (which may be more or less than the target bonus percentage set forth above) for financial performance achieved either above or below the target performance goals, subject to the maximum annual bonus percentage described above.

On December 15, 2011, the Compensation Committee also awarded restricted shares of common stock of Holdings to certain of the named executive officers pursuant to the Equity Plan. Such shares will vest in full on December 15, 2014. Such grant of restricted stock to each named executive officer is listed below.

September 30,
Name of Executive	Shares of Restricted Stock Granted

Rocco A. Ortenzio	50,000

Robert A. Ortenzio	100,000

Patricia A. Rice	45,000

Martin F. Jackson	35,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Dated: December 16, 2011	By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel
and Secretary